SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (date of earliest event reported): March 1, 2012

WAUSAU PAPER CORP.
(Exact name of registrant as specified in its charter)

WISCONSIN	0-13923	39-0690900
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

100 PAPER PLACE
MOSINEE, WI 54455-9099
(Address of principal executive offices, including Zip Code)

(715) 693-4470
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers:  Compensatory Arrangements of Certain Officers.

On March 1, 2012, the previously announced appointments of certain officers of Wausau Paper Corp. (the “Company”) took effect.  Matthew L. Urmanski, 39, was promoted to the position of Senior Vice President—Tissue for the Company, and Sherri L. Lemmer, 44, was appointed to the position of Interim Chief Financial Officer, Principal Accounting Officer, Secretary, Treasurer, and Corporate Controller for the Company.  Mr. Urmanski’s promotion was announced by the Company on January 5, 2012, and the Company filed a Current Report on Form 8-K at that time.  Ms. Lemmer’s appointment was announced by the Company on February 15, 2012, and the Company filed a Current Report on Form 8-K on February 21, 2012.  Like all of our executive officers, Mr. Urmanski and Ms. Lemmer will hold their respective offices for an indefinite term until a successor is duly appointed, or until an earlier resignation or removal occurs.

The compensation for Mr. Urmanski was finalized in connection with the effective date of his promotion.  Mr. Urmanski’s promotion resulted in his annualized salary being increased to $300,000.  He also received grants of an additional 36,123 performance units (the aggregate total opportunity), which were made consistent with prior Company grants to executive officers under the Company’s 2012 Equity Incentive Plan and the Company’s 2014 Equity Incentive Plan.  Approximately 40% of Mr. Urmanski’s additional grants (14,396 units) were made in accordance with the Company’s 2014 Equity Incentive Plan, for which vesting occurs after a three-year period based on a measurement of the Company’s “total shareholder return.”  The remainder of Mr. Urmanski’s additional grants were made in accordance with the Company’s 2012 Equity Incentive Plan, for which vesting is tied to a measurement of the Company’s return on capital employed.

Ms. Lemmer was appointed to her position as a result of the previously announced departure of Scott P. Doescher, who was the Company’s Chief Financial Officer until leaving the employ of the Company on February 29, 2012.  Ms. Lemmer’s annual salary for 2012 is $185,000.  On January 3, 2012, she received grants of 11,957 performance units under the Company’s 2012 Equity Incentive Plan, and 3,261 performance units under the Company’s 2014 Equity Incentive Plan.  These grants were made on terms consistent with other grants to the Company’s executive officers and represent the total opportunity that could be awarded upon the occurrence of certain vesting conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  March 5, 2012

By:  SHERRI L. LEMMER

Sherri L. Lemmer

Interim Chief Financial Officer